UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2022

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On November 2, 2022, Bakkt Holdings, Inc., a Delaware corporation (“Bakkt” or the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Bakkt Marketplace, LLC, a Virginia limited liability company and indirect wholly owned subsidiary (“Bakkt Marketplace” and together with Bakkt, the “Bakkt Parties”), Apex Fintech Solutions Inc., a Delaware corporation (“Seller”), and Apex Crypto LLC, a Delaware limited liability company (“Target” and together with Seller, the “Seller Parties”). Pursuant to the Purchase Agreement, Bakkt Marketplace will acquire from Seller all of the membership interests in Target, after which Target will become a wholly owned subsidiary of Bakkt Marketplace (the “Acquisition”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Purchase Agreement.

As consideration for the Acquisition, the Bakkt Parties will pay, at the Closing, to Seller an initial purchase price of $55.0 million in cash (the “Initial Cash Consideration”), subject to customary adjustments based on transaction expenses, indebtedness and the net working capital of Target. In addition, if gross profit from Target’s business meets certain targets for the fourth quarter of 2022, Seller would be entitled to receive up to an additional $45.0 million (the “2022 Eligible Contingent Amount”) in shares of the Company’s Class A Common Stock (“Class A Common Stock”), valued using a volume-weighted average formula over a 10-trading day period ending on the trading day immediately prior to the later of (i) the Closing Date and (ii) the date when the final determination of the payment amount achieved by Target is finally determined pursuant to the terms of the Purchase Agreement (the “2022 Contingent Consideration”), based on a sliding scale of the gross profit attributed to Target’s business from cryptocurrency facilitation transactions. If (i) the 2022 Contingent Consideration paid is less than the 2022 Eligible Contingent Amount and (ii) gross profit from Target crypto facilitation clients exceeds the maximum profitability growth target for 2023, then 25% of such excess amount will be deemed added to Target’s fourth quarter 2022 gross profit for the re-calculation of the amount of the 2022 Contingent Consideration owed, and Seller will be entitled to receive shares of Class A Common Stock in respect of such excess amount (the “2022 Catchup Consideration”).

Furthermore, Seller is eligible to receive additional contingent consideration in shares of Class A Common Stock of up to (i) $50.0 million (the “2023 Eligible Contingent Amount”) based on performance of the Target’s crypto facilitation clients in calendar year 2023, with each share of Class A Common Stock valued using a volume-weighted average formula over a 10-trading day period ending on the trading day immediately preceding the day the Company files its Annual Report on Form 10-K for the calendar year ended December 31, 2023 (the value of each share, the “2023 Share Value” and the contingent consideration earned, the “2023 Contingent Consideration”) and (ii) $50.0 million (the “2024 Eligible Contingent Amount”) based on performance of the Target’s crypto facilitation clients in calendar year 2024, with each share of Class A Common Stock valued using a volume-weighted average formula over a 10-trading day period ending on the trading day immediately preceding the day the Company files its Annual Report on Form 10-K for the calendar year ended December 31, 2024 (the value of each share, the “2024 Share Value” and the contingent consideration earned, the “2024 Contingent Consideration”). The sum of the 2022 Contingent Consideration, the 2022 Catchup Consideration, the 2023 Contingent Consideration and the 2024 Contingent Consideration is referred to herein as the “Non-NFT Contingent Consideration.” The 2023 Contingent Consideration and 2024 Contingent Consideration are tied to the attainment of gross profit growth from Target’s crypto facilitation clients in 2023 and 2024, respectively, with no amount being paid if a minimum level of gross profitability growth (adjusted for certain crypto delisting events) is not achieved.

In the event that the Non-NFT Contingent Consideration does not exceed $145.0 million, Seller is also eligible to receive additional contingent consideration in shares of Class A Common Stock of up to $12.0 million (the “NFT Contingent Consideration Cap”) based on the performance of the NFT facilitation business attributable to Target clients and prospects, provided that the total consideration payable, including the Initial Cash Consideration, and the Non-NFT Contingent Consideration, does not exceed $200.0 million. Subject to the NFT Contingent Consideration Cap, and exclusion for certain current Bakkt clients and prospects, (i) for calendar year 2023, Seller will be entitled to receive 90% of the gross profit generated in respect of NFT facilitation business attributable to Target clients and prospects in calendar year 2023 in shares of Class A Common Stock, valued at the 2023 Share Value (the “2023 NFT Contingent Consideration”), provided, that if the number of shares issued in respect of the 2023 NFT

Contingent Consideration exceeds two times the average daily trading volume of Class A Common Stock in the 20 trading days prior to issuance, then such excess shall be paid in cash, (ii) for calendar year 2024, Seller will be entitled to receive 90% of the gross profit generated in respect of NFT facilitation business attributable to Target clients and prospects in calendar year 2024 in shares of Class A Common Stock, valued at the 2024 Share Value (the “2024 NFT Contingent Consideration”) and (iii) for calendar year 2025, Seller will be entitled to receive 90% of the gross profits generated in respect of NFT facilitation business attributable to Target clients and prospects in calendar year 2025 in shares of Class A Common Stock, using a volume-weighted average formula over a 10-trading day period ending on the trading day immediately preceding the day the Company files its Annual Report on Form 10-K for the calendar year ended December 31, 2025 (the “2025 NFT Contingent Consideration” and together with the 2023 NFT Contingent Consideration and the 2024 NFT Contingent Consideration, the “NFT Contingent Consideration”).

The contingent consideration payable, in each case, if any, will be paid following the completion of the audited financial statements in respect of the applicable year. The aggregate number of shares of Class A Common Stock to be issued as part of the Non-NFT Contingent Consideration and the NFT Contingent Consideration (collectively, the “Contingent Shares”) may not exceed 19.9% of the sum of the number of shares of Class A Common Stock plus the number of shares of the Company’s Class V Common Stock each outstanding as of the close of business on the Agreement Date (the “Share Maximum”). To the extent the Contingent Shares exceed the Share Maximum, the value of the excess shares will be paid in the form of one or more promissory notes issued by Bakkt Opco Holdings, LLC (each, a “Seller Note”).

The Seller Notes, if any, would be subordinated to any Senior Indebtedness (as defined in the Seller Note). The maturity date of each Seller Note will be the date that is thirty (30) months following the date of issuance. The annual interest rate will be fixed on the date of issuance at an amount equal to (i) the greater of (x) the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate” and (y) one percent (1.0%), plus (ii) two percent (2.0%).

The Bakkt Parties and the Seller Parties have agreed to customary representations, warranties and covenants in the Purchase Agreement. Subject to certain limitations, neither Seller nor the Bakkt Parties have any post-Closing obligations to indemnify the other party or parties for inaccuracies or breaches of the Seller Parties’ or the Bakkt Parties’ representations or warranties, as applicable.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specified dates set forth therein, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Bakkt, Bakkt Marketplace or the Seller Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may not be fully reflected in Bakkt’s public disclosures.

During the period between the date of the Purchase Agreement and the Closing Date, the Seller Parties have agreed to use their reasonable best efforts to conduct the business of Target in the ordinary course of business consistent with past practice and to maintain in effect all permits necessary to do so. The Seller Parties have also agreed not to take certain actions prior to the Closing Date without the prior written consent of Bakkt.

The obligations of the Bakkt Parties and the Seller Parties to consummate the transactions contemplated by the Agreement are subject to the fulfillment, at or prior to the Closing, of certain customary conditions, including the expiration of any applicable waiting periods, together with any extensions thereof, under the HSR Act and the receipt of regulatory approvals from the New York State Department of Financial Services, as well as several state money transmission and similar regulators.

The Purchase Agreement provides for customary termination rights for both the Bakkt Parties and the Seller Parties. Both the Bakkt Parties and the Seller Parties will have a right to terminate the Purchase Agreement if the Closing does not occur prior to July 31, 2023 (the “Outside Date”); provided that if the sole reason therefor is that certain regulatory approvals have not been received, the Outside Date will be extended to September 30, 2023, which in turn may be further extended only by agreement among the parties.

At the Closing, Bakkt Marketplace, the Seller Parties, PEAK6 Investments LLC and Apex Clearing Corporation (“ACC”) will enter into a Commercial Agreement (the “Commercial Agreement”). Under the Commercial Agreement, which has a term of four (4) years, the Company and Target would be the only preferred provider of B2B2C cryptocurrency and NFT facilitation services for ACC. In addition, Bakkt Marketplace and Target (i) will designate ACC as their only preferred provider of non-crypto security and commodity execution, tax basis and reporting, clearing, custody and other related services, and (ii) will use PEAK6 Digital Assets LLC (“PEAK6 Digital”) as a liquidity provider for supported cryptocurrencies so long as PEAK6 Digital offers competitive pricing.

At the Closing, Bakkt Marketplace and the Seller Parties will enter into a Transition Services Agreement (the “Transition Services Agreement”) pursuant to which, Bakkt Marketplace will purchase from Seller certain transition services to be provided by Seller or its Affiliates.

At the Closing, the Company and Seller will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things and subject to certain restrictions, the Company is required to file with the SEC a registration statement registering for resale the Contingent Shares. The Registration Rights Agreement also provides holders of Registrable Securities (as defined therein) with certain customary piggyback registration rights. The Registration Rights Agreement shall become effective at the Closing and shall terminate in accordance with its terms.

The foregoing summary is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Stockholders’ Agreement

On November 2, 2022, the Company, Seller and PEAK6 Investments LLC (together with Seller, the “Investor Group”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, Seller agreed, other than certain permitted transfers, not to transfer or dispose of (or take other analogous actions in accordance with the terms of the Stockholders’ Agreement) any economic, voting or other rights in or to: (i) the shares issued in respect of the 2022 Eligible Contingent Amount, for one year following the date of issuance, except that one third of such shares may be so transferred or disposed of following the four-month anniversary of the issuance date and another one third may be so transferred or disposed of following the eight-month anniversary of the issuance date, (ii) the lesser of (a) $25.0 million of the shares issued in respect of the 2023 Eligible Contingent Amount (other than shares issued in respect of the 2023 NFT Contingent Consideration) and (b) one half of the shares issued in respect of the 2023 Eligible Contingent Amount (other than shares issued in respect of the 2023 NFT Contingent Consideration) and the 2022 Catchup Consideration, for one year following the date of issuance, except that one third of such shares may be so transferred or disposed of following the four-month anniversary of the issuance date and another one third may be so transferred or disposed of following the eight-month anniversary of the issuance date and (iii) $25.0 million of shares issued as Earnout Consideration in respect of the 2024 Eligible Contingent Amount (other than shares issued in respect of the 2024 NFT Contingent Consideration), for six months following the date of issuance.

Pursuant to the Stockholders’ Agreement, each member of the Investor Group also agreed to customary standstill restrictions in accordance with which, among other things, each member of the Investor Group and certain of its controlled affiliates will not acquire, agree or propose or offer to acquire (including through any hedging or other similar transaction) any shares of the Company’s common stock or securities that are convertible or exchangeable into (or exercisable for) shares of the Company’s common stock (or enter into certain agreements and arrangements as set forth in the Stockholders’ Agreement) during the period commencing on the date of the Stockholders’ Agreement and continuing until December 31, 2025, subject to certain early termination provisions, other than the Contingent Shares. Each member of the Investor Group also agreed that it and certain of its controlled affiliates will not enter into any short sale transactions on the Company’s common stock prior to January 1, 2025.

The foregoing summary is qualified in its entirety by the full text of the Stockholders’ Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The securities of the Company to be issued, if any, as described herein will be issued without registration pursuant to the exemption provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure.

On November 3, 2022, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 3, 2022, the Company posted an investor presentation related to the announcement of the Acquisition. A copy of the investor presentation is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise stated in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding Bakkt’s plans, objectives, expectations and intentions with respect to future operations, products, services, the benefits of the combined company’s operations, anticipated synergies, the expected timing of the transaction, post-closing commercial arrangements, and the timing and amounts of consideration that Bakkt may pay in the Acquisition, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this Current Report on Form 8-K. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (i) the impact of the ongoing COVID-19 pandemic; (ii) changes in the markets in which Bakkt competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (iii) changes in the markets that Bakkt targets; (iv) risk that Bakkt may not be able to execute its growth strategies, including identifying and executing acquisitions; (v) risks relating to data security; and (vi) the companies being unable to obtain the necessary regulatory approvals or otherwise fail to satisfy all closing conditions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in Bakkt’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Membership Interest Purchase Agreement, dated as of November 2, 2022, by and among the Company, Bakkt Marketplace, Seller and Target.

4.1	Stockholders’ Agreement, dated as of November 2, 2022, by and between the Company and Seller.

99.1	Press Release dated November 3, 2022.

99.2	Investor Presentation date November 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules, annexes, appendices, and exhibits to the Securities and Exchange Commission or its staff upon its request. Certain confidential portions of this Exhibit, marked by brackets and asterisks ([***]), have been omitted because the confidential omitted information is both (i) not material and (ii) information that the registrant customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 3, 2022

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary